UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2026, CoreCivic, Inc., a Maryland corporation (the “Company”), issued a press release announcing its financial results for the quarter ended June 30, 2026 and updating full-year guidance for 2026. A copy of the release is furnished as part of this Current Report as Exhibit 99.1 and incorporated herein by reference. The Company will hold a conference call to discuss its financial results for the quarter ended June 30, 2026 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, August 6, 2026.

Item 8.01.	Other Events.

On August 4, 2026, the Board of Directors of the Company (the “Board”) authorized an increase (the “Additional Authorization”) to its existing share repurchase program pursuant to which the Company may purchase up to an additional $500.0 million in shares of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”). As a result of the Additional Authorization, the aggregate authorization under the Company’s repurchase program increased from up to $700.0 million shares of Common Stock to up to $1.2 billion shares of Common Stock. The share repurchase program has no time limit and does not obligate the Company to purchase any particular amount of Common Stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by the Board in its discretion at any time. Repurchases of Common Stock by the Company will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board from time to time in the open market, through privately negotiated transactions, accelerated share repurchases or otherwise, subject to restricted payment limitations in the Company’s debt agreements.

Since May 16, 2022 through June 30, 2026, the Company has repurchased 28.1 million shares of Common Stock at an average price of approximately $15.82 per share, representing an aggregate purchase price of $444.2 million, excluding fees, commissions or other expenses related to repurchases. Including the Additional Authorization, there is approximately $755.8 million remaining under the current Board authorized share repurchase plan.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements including statements regarding the Company’s share repurchase program. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report:

99.1	Press Release dated August 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 5, 2026	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle Executive Vice President and Chief Financial Officer